                       TO BE EFFECTIVE NOVEMBER 30, 2000

                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                    STRONG CONSERVATIVE EQUITY FUNDS, INC.

     The undersigned Vice President and Assistant Secretary of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of common stock of Strong Equity Income Fund as the Class Z series of Strong Advisor U.S. Value Fund, and to create the Class A series, Class B series, Class C series, and Class L series of Strong Advisor U.S. Value Fund, as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class                             Series          Authorized Number of Shares
-----                             ------          ---------------------------

Strong Advisor U.S. Value Fund    Class A         Indefinite
                                  Class B         Indefinite
                                  Class C         Indefinite
                                  Class L         Indefinite
                                  Class Z         Indefinite
Strong American Utilities Fund                    Indefinite
Strong Blue Chip 100 Fund         Investor        Indefinite
                                  Advisor         Indefinite
Strong Growth and Income Fund     Investor        Indefinite
                                  Advisor         Indefinite
                                  Institutional   Indefinite
Strong Limited Resources Fund                     Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class A series, Class B series, Class C series, or Class L series of Strong Advisor U.S. Value Fund have been issued.

     Executed in duplicate this 6th day of November, 2000.


                                    STRONG CONSERVATIVE EQUITY
                                    FUNDS, INC.


                                    By: _______________________________________
                                        Cathleen A. Ebacher, Vice President and
                                        Assistant Secretary


This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051